As filed with the Securities and Exchange Commission on August 23, 2010
Registration No. 333-168000

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

VERINT SYSTEMS INC.
(Exact name of registrant as specified in its charter)

Delaware	11-3200514
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

330 South Service Road, Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

VERINT SYSTEMS INC. STOCK INCENTIVE COMPENSATION PLAN
VERINT SYSTEMS INC. 2004 STOCK INCENTIVE COMPENSATION PLAN
WITNESS SYSTEMS, INC. AMENDED AND RESTATED STOCK INCENTIVE PLAN
(Full title of the plan)

Peter Fante
Chief Legal Officer
Verint Systems Inc.
330 South Service Road
Melville, New York 11747
(Name and address of agent for service)
(631) 962-9600
(Telephone number, including area code, of agent for service)
With copies to:
Randi C. Lesnick, Esq.
Jones Day
222 East 41st Street
New York, New York 10017
(212) 326-3939
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY STATEMENT
Verint Systems Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to deregister certain securities originally registered by the Registrant pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 7, 2010, File No. 333-168000, with respect to shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), thereby registered for offer or sale. The Registrant determined that it was desirable to include the securities initially covered by this registration statement with the securities that are being registered on a Registration Statement on Form S-8 that was filed contemporaneously herewith. This Post-Effective Amendment No. 1 to this Registration Statement on Form S-8 hereby deregisters all shares of Common Stock that remain unsold pursuant to this registration statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Melville, State of New York, on this 23rd day of August, 2010.

VERINT SYSTEMS INC.
By:	/s/ Dan Bodner
Dan Bodner
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Dan Bodner	August 23, 2010
Dan Bodner, Chief Executive Officer
and President; Director of Verint Systems Inc.
(Principal Executive Officer)

/s/ Douglas E. Robinson	August 23, 2010
Douglas E. Robinson, Chief Financial Officer
of Verint Systems Inc.
(Principal Financial Officer and Principal Accounting Officer)

/s/ Paul D. Baker	August 23, 2010
Paul D. Baker, Director of Verint Systems Inc.

/s/ John Bunyan	August 23, 2010
John Bunyan, Director of Verint Systems Inc.

/s/ Andre Dahan	August 23, 2010
Andre Dahan, Chairman of the Board of Directors of Verint Systems Inc.

/s/ Victor A. DeMarines	August 23, 2010
Victor A. DeMarines, Director of Verint Systems Inc.

/s/ Kenneth A. Minihan	August 23, 2010
Kenneth A. Minihan, Director of Verint Systems Inc.

/s/ Larry Myers	August 23, 2010
Larry Myers, Director of Verint Systems Inc.

/s/ Howard Safir	August 23, 2010
Howard Safir, Director of Verint Systems Inc.

/s/ Shefali Shah	August 23, 2010
Shefali Shah, Director of Verint Systems Inc.

/s/ Stephen M. Swad	August 23, 2010
Stephen M. Swad, Director of Verint Systems Inc.

/s/ Lauren Wright	August 23, 2010
Lauren Wright, Director of Verint Systems Inc.